EXHIBIT 99.4

Equity One 2003-3 (Preliminary Info)
Sen/Sub, Y
Fixed Subs

MI down to 80
                                                                    Assumptions
                                                 -------------------------------
--------------------------------------
Settlement        31-Jul-2003            100% PPC              Fixed22 HEP
1st Pay Date      25-Aug-2003                                    Arm28 CPR
--------------------------------------


--------------------------------------------------------------------------------
Tranche     Collateral       Approximate     Principal        Avg
Name          Group           Balance         Window         Life     Dur
--------------------------------------------------------------------------------
AF-1          Gr. 1A         285,662,000   08/03 - 09/11     3.23    2.92



--------------------------------------------------------------------
S&P, Moody's, Fitch
Indicative Levels
AAA                     84.50
AA                       6.00
A                        5.50
BBB+                     3.00
BBB                      1.00
Target OC                4.00
--------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
To Call                   0% PPC       50%PPC         75%PPC       100%PPC       125%PPC        150%PPC        200%PPC
AF-1 (Fixed)
WAL                       15.85            5.94           4.26          3.23          2.53           1.96           1.27
Mod Durn                  11.46            5.03           3.75          2.92          2.33           1.84           1.22
Principal Window  Aug03 - Feb32   Aug03 - Mar18  Aug03 - Jun14 Aug03 - Sep11 Aug03 - Jan10  Aug03 - Oct08  Aug03 - Mar06
Principal # Months          343             176            131            98            78             63             32
------------------------------------------------------------------------------------------------------------------------

*Modified Duration calculated based on Par Pricing


Wachovia Securities is the trade name for the corporate and investment banking services of Wachovia Corporation and its subsidiaries, including Wachovia Securities, Inc. ("WSI"), member NYSE, NASD, SIPC. This report(s) is for your information only and is not an offer to sell, or a solicitation of an offer to buy, the securities or instruments named or described in the report. Interested parties are advised to contact the entity with which they deal, or the entity that provided this report to them, if they desire further information. The information in this report has been obtained or derived from sources believed by (Wachovia Securities, Inc. or WSI) to be reliable, but WSI does not represent that this information is accurate or complete. Any opinions or estimates contained in this report represent the judgment of WSI at this time, and are subject to change without notice. WSI or its affiliates may from time to time provide advice with respect to, acquire, hold, or sell a position on the securities mentioned herein.